                                                                   Exhibit 10.30

                     ADDENDUM #1 TO COLLABORATION AGREEMENT

     This Addendum #1 ("Addendum") is made this 14th day of July, 2000 (the "Effective Date"), by and among Vyyo, Inc., a Delaware corporation having its principal address at 20400 Stevens Creek Blvd, Cupertino, California (hereinafter "Vyyo, Inc"), Vyyo Ltd., an Israeli company having its principal address at 11, Kiryat Hamada street, Har Hotzvim, Jerusalem, Israel ("Vyyo Ltd.") (collectively, Vyyo, Inc. and Vyyo Ltd. are referred to herein as "Vyyo") and ADC Telecommunications, Inc., a Minnesota corporation having its principal place of business at 12501 Whitewater Drive, Minnetonka, Minnesota 55343 (hereinafter "ADC");

                                    RECITALS
                                    --------

     A. ADC and Phasecom Ltd. entered into a Collaboration Agreement dated August 6, 1999 (the "Collaboration Agreement");

     B. Vyyo Ltd. was formerly known as Phasecom Ltd., and is a wholly-owned subsidiary of Vyyo, Inc.;

     C. Vyyo, Inc. and Vyyo, Ltd. have assumed the benefits and obligations of the Collaboration Agreement from Phasecom Ltd.;

     D. Vyyo and ADC desire to modify certain terms of the Collaboration Agreement, all as stated below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth below, the parties hereto agree as follows:

1.   Effect of Addendum.  Except as expressly modified herein, the Collaboration
     ------------------
     Agreement shall remain in full force and effect in accordance with its terms. All terms used in this Addendum shall have the meaning given them in the Collaboration Agreement, unless otherwise provided herein. If any conflict arises between the terms of this Addendum and the Collaboration Agreement, the terms of this Addendum shall control.

2.   Section 1 (c).  Section 1 (c) shall be replaced in its entirety as
     -------------
     follows:

     "The foregoing rights granted to Buyer will be subject to the provisions of Exhibit E."

3.   Section 2(a).  The second to the last sentence in Section 2 (a) shall be
     ------------
     amended to replace the word "will" with the word "may."


4.   Section 5(d).  The second sentence of Section 5(d) is deleted in its
     ------------
     entirety.

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

5.   Section 22 (f).  Section 22 (f) shall be amended so that the copy to
     --------------
     location for Vyyo shall be Dave Hansen at Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California, 94304.


6.   ADC Disclaimer.  A new (h) is hereby added to Section 9 of the
     --------------
     Collaboration Agreement as follows:

     EXCEPT AS OTHERWISE SET FORTH IN THIS ADDENDUM, VYYO ACKNOWLEDGES AND AGREES THAT ADC DISCLAIMS ANY WARRANTY, REPRESENTATION OR GUARANTEE THAT ADC'S DISTRIBUTION OF THE PRODUCTS WILL GENERATE ANY PARTICULAR LEVEL OF ACTUAL SALES OR REVENUE TO VYYO, AND ADC AND ITS AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SUBDISTRIBUTORS AND AGENTS SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER TYPE OF DAMAGES), REGARDLESS OF THE FORM OF ACTION, FOR ANY FAILURE TO ACHIEVE ANY PARTICULAR LEVEL OF SALES OR REVENUE TO VYYO.


7.   Section 11(e).  Section 11(e) of the Collaboration Agreement is hereby
     -------------
deleted in its entirety and replaced by the following:

     e. Unless Vyyo agrees otherwise in writing, Buyer hereby acknowledges that copyright and all other intellectual property rights and patent ownership in the software delivered by Vyyo (as contained in or delivered in conjunction with the Products) and all connected, modified, improved or enhanced versions or derivatives thereof delivered by Vyyo, and the relevant documentation delivered by Vyyo, is owned by and will remain vested in Vyyo. Title and all intellectual property rights in or relating to the software delivered by Vyyo (as contained in or delivered in conjunction with the Products) and the Products documentation delivered by Vyyo are and shall remain owned by Vyyo. Buyer shall include Vyyo's patents, patent pending, copyright and/or trade secret notices on all copies and authorized adaptations in any form of the software contained in the Products.


8.   Section 12. The following is added as Section 12(e):
     ----------

e. Manufacturing License. At any one time after ************* and before through *************, ADC may immediately upon written notice to Vyyo invoke a worldwide license to use Vyyo's object code including specifically, software object code and object code for configuring programmable devices and associated drawings of the hub for the product which is being sold as a standard product commercially at that time by Vyyo and any other items reasonably necessary to allow ADC to manufacture which shall not include technical

                                               CONFIDENTIAL TREATEMENT REQUESTED


             assistance or documentation used by Vyyo beyond Vyyo's english translation of documentation used by Vyyo for its own production ("Vyyo Deliverables") to develop and manufacture, use, sell, have sold and import solely wireless hubs for the MMDS market. If ADC so elects, then within ten (10) business days after its receipt of such notice Vyyo will deliver to ADC Vyyo Deliverables. In return for such license, ADC will pay to Vyyo an amount equal to the Royalty Percentage (as set forth in Exhibit A) attached hereto of the total sales price for any product sold by ADC with functionality similar to that of the Vyyo Deliverables whether or not the Vyyo Deliverables are used. The total sales price shall not be less than a commercially reasonable price for such product. This license is "as is" "where is" with no warranty whatsoever and is for the Vyyo Deliverables as in effect as of the date of the invocation of this license. Vyyo will provide to ADC generally available updates to the standard Vyyo Deliverables (not any that are customized for third parties) to the extent that Vyyo owns the intellectual property or can through its best efforts attain the right to deliver such third party intellectual property without additional expense to Vyyo. The updates shall only be for wireless MMDS hubs with the same platform as in the Vyyo Deliverables, such updates shall incorporate (A) corrections of any substantial defects, (B) fixes of any minor bugs, and (C) enhancements and new releases to the Vyyo Deliverables that are generally made available in the market by Vyyo (collectively "Vyyo Enhancements"). ADC agrees not to, and its license from Vyyo shall be interpreted to prohibit the, manufacture products using the Vyyo Deliverables until six (6) months after the date upon which ADC gives to Vyyo notice that it intends to manufacture such products. Vyyo's obligation to deliver to ADC the Vyyo Enhancements shall continue until the first to occur of (A) the end of the initial term of the Agreement without extension, (B) the maintenance fee as described below is not timely paid to Vyyo after written notice is given to ADC, or (C) any calendar quarter in which ADC fails to purchase at least *** of all of its wireless MMDS CPEs from Vyyo. To the extent that ADC claims that Vyyo's CPEs are not competitive in price, performance or delivery capability the parties agree to meet in good faith to resolve those issues. If Vyyo after a reasonable period of time is unable to become competitive in those areas or build additional requested functionality into the CPE, ADC shall be entitled to not include in the numerator or denominator of the applicable equation such CPEs sold by ADC which are not purchased from Vyyo until Vyyo becomes competitive. In the event that Vyyo sells directly CPEs to accounts which have been and are currently purchasing the headends from ADC pursuant to ADC's manufacturing rights of this Section, those CPEs shall be included in both the numerator and denominator of the applicable equation. ADC and Vyyo agree in general to discuss the allocation of maintenance fees charged to customers of ADC for those Vyyo products resold by ADC. For products manufactured by ADC hereunder, ADC shall use its commercially reasonable efforts to split the maintenance fee into two components. One will be for software maintenance and Vyyo shall be entitled to receive *** of said amount. If the maintenance fee cannot be reasonably separated, then Vyyo shall receive *** of the entire maintenance fee charged by

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

             ADC to its customers using products manufactured by ADC pursuant to this Section. The maintenance fees to be charged by Vyyo to ADC shall be paid to Vyyo within 30 days after ADC assesses such fees to its customers. ADC shall report to Vyyo all of its subject sales within 15 days after the end of each calendar month and Vyyo shall have a right to audit applicable books and records of ADC in connection with the royalty and maintenance fees. The cost of the audit shall be borne by Vyyo unless the audit shows an underpayment of more than 2.5% of the amounts actually owed, in which case the full cost of the audit shall be borne by ADC.

9.   Section 14(d).  Section 14(d) of the Agreement is deleted in its entirety
     -------------
     and replaced by the following:

          d. Notwithstanding the foregoing, Vyyo will have no liability or obligation, and Buyer shall defend and indemnify Vyyo to the same extent as Vyyo's defense and indemnity of Buyer in subsection 14(b) above (and not including the limitations in subsection 14(c)), with respect to any proceeding or action arising out of (i) modification of the Product other than by Vyyo or its agents, (ii) combination of the Product with any other item (including without limitation any claim for contributory infringement or inducing infringement) if such claim would not have occurred but for such combination, or (iii) compliance with Buyer's specifications or design.


10.  Pricing.  Exhibit A is deleted in its entirety and replaced by the attached
     -------
Exhibit A. Any preferred pricing to ADC, except as stated in Section 3 (d) of the Agreement and Section II, Paragraphs A, B, C.1-C.3 of Exhibit A hereto, shall terminate on the first to occur of (i) the date that ADC actually ships a product to any customer pursuant to its manufacturing rights under Addendum
Section 7 (above), or (ii) July 14, 2002.

11.  ADC Requested Product Changes.  Section 9 of Exhibit C is deleted in its
     -----------------------------
entirety and replaced by the following:

     9.   Design Changes.

     Upon request by ADC, Vyyo will use commercially reasonable efforts to develop specific changes and additions, including without limitation an ADC custom product router card (collectively, "Modifications") and shall agree to negotiate in good faith with ADC for other requests. ADC will provide a Requirements Specification describing the functionality for the Modifications as well as the documentation and other deliverables expected. Vyyo will provide a timely estimate of costs, including travel time, with the engineering fee to be billed at a rate of ******** per man-year to perform the development of the applicable Modifications. Upon ADC's approval of the total price estimate for the effort, Vyyo will perform the effort and ADC will compensate Vyyo as set forth in the estimate. Unless the parties agree otherwise in writing, ADC will own all intellectual property rights (including, without limitation, all patent, copyright, trade

                                                CONFIDENTIAL TREATMENT REQUESTED


     secrets) in and to any Modifications. In addition, ADC will own manufacturing rights to any hardware associated with any Modifications that results from the effort, but not as to any underlying intellectual property of Vyyo. ADC may request Vyyo to estimate the cost to manufacture any hardware associated with the Modifications and, upon ADC's written approval, Vyyo will use commercially reasonable efforts to manufacture a timely, high quality product that includes the Modifications and make such product available to ADC for purchase on commercially reasonable terms.
     All software associated with the Modifications will be included in the WMTS software load delivered with the WMTS from Vyyo and shall remain the intellectual property of Vyyo. Vyyo shall have a perpetual, royalty-free, worldwide license back for all intellectual property rights including, without limitation, the Modifications to manufacture a product using the Modifications for sale to others, except as otherwise agreed in good faith between the parties for any Modifications that include intellectual property rights of ADC. Should ADC believe that the Modifications shall include intellectual property rights of ADC, Vyyo and ADC shall negotiate in good faith a joint development agreement to discuss the shared ownership of the Modifications, the license back to Vyyo, any royalties associated with such license, and any other terms and conditions prior to instructing Vyyo to perform any development work.

12.  Non-Exclusivity.  Exhibit E is deleted in its entirety and replaced by the
     ---------------
     attached Exhibit E.

13.  Vyyo Payment. Vyyo shall provide to ADC a rebate of ********** as partial
     ------------
     compensation to ADC for a portion of its costs incurred as a result of field testing and product testing in the development of the market for the Products, which was initiated by ADC prior to the Effective Date of this Addendum. The rebate payment will be made at the rate of *** on the first ********** of products shipped and invoiced after the Effective Date of this Addendum but before December 31, 2001. In addition, for such ADC efforts Vyyo shall pay to ADC from the date of this Addendum through the first to occur of (i) the date that ADC ships any product to any customer pursuant to its manufacturing rights under Addendum Section 7 (above) using Vyyo Deliverables, or (ii) July 14, 2002,
     **************************************************************************
     **************************************************************************
     **************************************************************************
     **********************************************************************. Any
     amounts due pursuant to the immediately preceding sentence shall be due and payable to ADC by Vyyo on the date that the payment for such Product is due and payable by ADC to Vyyo. Each party shall have a right of offset in connection with the payment for the Product and the payment under this section.

14.  Limitation of Damages.  Section 19(a) is deleted in its entirety and
     ----------------------
     replaced with the following: EXCEPT AS OTHERWISE SPECIFIED HEREIN OR IN SECTIONS 14 OR 15, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, EXPENSES, OR LOSSES OF ANY

                                                CONFIDENTIAL TREATMENT REQUESTED

     KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, USE, REVENUE, OR GOODWILL OR ANY THIRD PARTY CLAIM AGAINST THE OTHER NOT SPECIFICALLY INDEMNIFIED AGAINST HEREUNDER, EVEN IF THE PARTY KNEW OR HAD BEEN ADVISED OF THE POSSIBILITY OF THE PARTY INCURRING THE SAME.

15.  Non-Solicitation.  ADC and Vyyo agree that they will not, during the
     ----------------
     term of this Agreement and for a period of one (1) year following the expiration of such term, directly or indirectly solicit for employment or for services as an independent contractor, any employee of the other or its respective subsidiaries, if such employee has worked in the broadband wireless market or with accounts of either company at
     *********************************.

16. Miscellaneous. The parties agree in good faith to negotiate the allocation of maintenance fees and shall allow the other to examine financial records for the sole purpose of assessing the proportionate effort and costs to provide the maintenance and upgrades to customers.

17.  No Breach.  Vyyo acknowledges and agrees that as of the Effective Date of
     ---------
     this Amendment, ADC is not in breach of the Collaboration Agreement. ADC acknowledges and agrees that as of the Effective Date of this Amendment, Vyyo is not in breach of the Colloboration Agreement. Furthermore, the parties will continue to work in good faith to finalize the Statement of Works as required by Exhibit D, the terms and conditions of sale as required by Exhibit H, and the MAC product license and supply agreement as required by Exhibit N, and any failure to do so within a particular time limit will not be deemed a material breach of the Collaboration Agreement.

     IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Addendum to be executed as of the Effective Date.


ADC Telecommunications, Inc.        Vyyo, Inc.
   /s/ Arun Sobti
By_______________________________   By /S/ Stephen P. Pezzola

       Arun Sobti
Name_____________________________   Name Stephen P. Pezzola

       President BATG
Its_____________________________   Its  General Counsel, Corporate Secretary


Vyyo, Ltd.
    /s/ Stephen P. Pezzola
By_______________________________
        Stephen P. Pezzola
Name_____________________________
        Director, Secretary
Its______________________________

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                   Exhibit A

                              Products and Prices
                              ===================

I.   Products
     ========

     A. In this Agreement, "Products" will be understood to mean Vyyo's present and future head-end wireless modem termination system ("WMTS") products as set forth herein, and user-end wireless modem units ("MU") products, as set forth below:

          1.   *********** of Vyyo's MTS and MU products (existing)
               a) Proprietary modem termination system (MTS) and related components and sub-assemblies
               b)   Proprietary modem unit (MU)
               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.
          2.   *********** of Vyyo's MTS and MU products (to be developed)
               a) Proprietary modem termination system (MTS) and related components and sub-assemblies
               b)   Proprietary modem unit (MU)
               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.
          3. ******************* of Vyyo's MTS and MU products (to be developed)

               a) Proprietary modem termination system (MTS) and related components and sub-assemblies
               b)   Proprietary modem unit (MU)
               c)   Proprietary configuration and network management software
                    (NMS) for the MTS and MU.
          4. Such new Products as may be added to this Agreement by mutual agreement of the Parties on the basis specified in Exhibit C.

     B. All of the Products are intended to enable end-to-end telephony, data and video communications between a head end modem termination system and a customer-premise modem unit.

     C. Products shall specifically not include any products of any entity that is merged with, bought by, or otherwise acquired by Vyyo after the date of this Addendum. However, during the term of the agreement they shall be subject to Section 1 (a) of Exhibit E provided that either ADC has not yet invoked its manufacturing right pursuant to Addendum Section 7, or (b) if such right has been invoked, the right to receive Updated Vyyo Deliverables has not been terminated.

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

II.  PRICES
     ------

     A. Unless otherwise agreed in writing, all Products supplied to Buyer will be at the prices set out in this Exhibit. For any Head-End Product (as defined in the following subsection) for ***********, the price will be ************ (1) the price in effect as of the effective date of this Agreement or (2) the price determined in accordance with the following subsection B.

     B.  Pricing
         -------

         Prices for Products covered by this Agreement will be based on market prices (the "Market Prices") to be established by good faith negotiations between the Parties in accordance with Section C.2. of this Exhibit. The initial Market Prices for currently available Products are subject to negotiation between the parties. A list of the currently available Products follows:

                                  Product
----------------------------------------------------------------------------
         P2001-1.5W Network Ctlr Package w/SNMP
         P2001-1.5W Network Controller  no SNMP
         P2001-RCVR Single channel upstream card
         P2001-RCVR Dual channel upstream card
         P2001-QoS  Quality of Service Module
         P200-EX Speed-Demon Wireless Modem
         P200-SH SOHO Speed-Demon Wireless Modem

       The price for a Product to be sold hereunder will be the **************************** (the "*******************"). The
       ******************* will depend whether the Product is intended for use on customer premises (a "CPE Product") or at the head-end of a system (a "Head-End Product"). Except as otherwise agreed to by the parties, the ******************** for Preferred Vendor Accounts will be determined as follows:


                             Type of Equipment
       -------------------------------------------------------------------------
               CPE Product                            Head-End Product
       --------------------------------     ------------------------------
                   ***                                       ***


       The ******************** for others will be determined as follows:


                             Type of Equipment
----------------------------------------------------------------------------
               CPE Product                            Head-End Product
-----------------------------------------     ------------------------------
                   ***                                       ***

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

     C.  General
         -------

          1. All prices will be *** Vyyo's ***************** (per Section 4.a. of the Agreement) unless mutually agreed upon otherwise in an applicable negotiated Annex. Although Vyyo may publish suggested wholesale or retail prices, these are suggestions only and Buyer will be entirely free to determine the actual prices and license fees at which the Products will be sold or licensed to its Customers.

          2. Market Prices will be valid until superseded by new Market Prices. Market Prices will be subject to ************************* on a quarterly basis, in February, May, August and November, beginning in July 2000. Key considerations for the establishment of Market Prices will be (1) those prices charged by Vyyo and ADC to their respective customers for comparable standard products, and (2) competitive pricing in the market. It is acknowledged by Vyyo that, in general, ADC will endeavor to sell above the Market Price. Re-negotiated Market Prices will be reduced to written Annexes, which, when signed and dated by both parties, will serve as an amendment to this Agreement, and will supersede any earlier Market Price determinations.

          3. All prices are subject to the provisions of Section 3.d. of the Agreement.

          4. With respect to sales of WTMS Products (which bear the Vyyo brand), and not CPE Products, by Vyyo directly to **************************, between the Effective Date hereof and the first to occur of (a) *************, or (b) the date upon which ADC first sells product under its manufacturing rights set forth in Addendum Section 7 of this Addendum to any one of **************************, Vyyo will pay to ADC a commission equal to *** of the Net Invoiced Amounts for such Products in accordance with the terms of Section 6.d of the Agreement.

The parties agree that obtaining accurate information regarding sales prices charged by the other party will be vital to the calculation under subsection 2, above. The parties therefore agree that sales by each party may be audited by the other party in accordance with reasonable procedures to be agreed upon by the parties at the time of audit with the audit being conducted subject to the confidentiality provisions of the Agreement.

III. DEFINITIONS.   For purposes of this Addendum, the
     --------------
******************************* shall be ***, the Royalty Percentage shall be
***, and the Preferred Vendor Accounts shall be
**********************************************.

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

Exhibit E

                    MARKETING AND PREFERRED VENDOR ACCOUNTS
                    ---------------------------------------



I.   Marketing Rights

     A.  Non-exclusive Rights. During the term of this Agreement, Vyyo hereby
         --------------------
grants ADC the non-exclusive right to market, sell, and otherwise distribute the Products and any other products referred to in Exhibit A, Section C, directly and indirectly for resale to any Customers except that ADC shall not have the right to market, sell or otherwise distribute the Products to ************* (which is an existing house account for Vyyo) within the
**************************.

     B. Marketing Collaboration.   During the term of this Agreement, ADC shall
        ---------------------------
keep Vyyo informed about ADC high-level marketing plans and requirements relating to the Products.

     C.  Preferred Vendor Accounts.  During the term of this Agreement, Vyyo
         --------------------------
shall actively promote ADC as the preferred vendor to the following Customers (and their majority-owned subsidiaries) (the "Preferred Vendor Accounts"):

          a.  ************
          b.  ******
          c.  **********
          d.  *******************

Active promotion by Vyyo will include participating with ADC in joint meetings and openly promoting ADC to the above Preferred Vendor Accounts as well as giving ADC preference over Vyyo's other customers on deliveries of all new releases and production, notwithstanding anything to the contrary in this Agreement.

     D.  Non-Solicitation of ADC Accounts.  Vyyo agrees that during the term
         ---------------------------------
of this Agreement it will not actively solicit nor promote sales of the Products to any ADC Accounts. An "ADC Account" is defined to be any customer with whom ADC does fifteen percent (15%) or greater of that customer's business in the Products over the past two quarters.